Exhibit (j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-72424 on Form N-1A of our reports dated June 29, 2022, relating to the financial statements and financial highlights of Rondure New World Fund, Rondure Overseas Fund, Seafarer Overseas Growth and Income Fund, Seafarer Overseas Value Fund, The Disciplined Growth Investors Fund, Grandeur Peak Emerging Markets Opportunities Fund, Grandeur Peak Global Contrarian Fund, Grandeur Peak Global Micro Cap Fund, Grandeur Peak Global Opportunities Fund, Grandeur Peak Global Reach Fund, Grandeur Peak Global Stalwarts Fund, Grandeur Peak International Opportunities Fund, Grandeur Peak International Stalwarts Fund, Grandeur Peak US Stalwarts Fund, Grandeur Peak Global Explorer Fund, Vulcan Value Partners Fund, Vulcan Value Partners Small Cap Fund, Emerald Finance and Banking Innovation Fund (formerly known as Emerald Banking and Finance Fund), Emerald Growth Fund, and Emerald Insights Fund, each a series of Financial Investors Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended April 30, 2022, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

August 29, 2022